Exhibit 23

                   Consent of Independent Public Accountants

     We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of Lincoln Bancorp (the "Company"), File Number 000-25219, of our report dated February 6, 2004, except for Note 21 as to which the date is March 10, 2004, on the consolidated financial statements of the Company which report is incorporated by reference in the Company's 2003 Annual Report on Form 10-K filed pursuant to the Securities and Exchange Act of 1934.



/s/ BKD, LLP

Indianapolis, Indiana
March 29, 2004